UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 16, 2022, the Board of Directors of Liquidia Corporation (the “Company”) adopted an amendment to its 2020 Long-Term Incentive Plan (the “LTIP”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder by adding 1,600,000 shares and to re-authorize the evergreen provision (the “LTIP Amendment”), following approval of the LTIP Amendment by the Company’s stockholders at the Annual Meeting (as defined below), as set forth in Item 5.07 below.

A detailed description of the LTIP Amendment is contained in the Proxy Statement under the caption “The 2020 LITP Amendment Proposal” and is incorporated herein by reference. This description is qualified in its entirety by the terms and conditions of the LTIP Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2022, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following matters were submitted to a vote of stockholders:

1. The election of three (3) Class I directors to serve until the Company’s 2025 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

2. The approval of an amendment to the Company’s LTIP to increase the number of shares of common stock authorized for issuance thereunder by adding 1,600,000 shares and to re-authorize the evergreen provision; and

3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

At the close of business on April 22, 2022, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 64,344,476 shares of common stock outstanding and entitled to vote at the Annual Meeting. The holders of 51,802,074 shares of common stock were represented virtually or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, the three Class I directors were elected, the amendment to the LTIP was approved and the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2022 was ratified.

Proposal No. 1- Election of Class I Directors

The vote with respect to the election of Class I directors was as follows:

Nominees	For	Withheld	Broker Non- Votes
Dr. Stephen Bloch	22,050,729	7,391,499	22,359,846
Dr. Joanna Horobin	23,514,877	5,927,351	22,359,846
Roger A. Jeffs, Ph.D.	29,277,575	164,653	22,359,846

Proposal No. 2 – Approval of the LTIP amendment

The vote with respect to the approval of the LTIP amendment was as follows:

For	Against	Abstain	Broker Non- Votes
20,724,345	8,639,572	78,311	22,359,846

Proposal No. 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was as follows:

For	Against	Abstain
51,733,844	11,951	56,279

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Exhibit
10.1	Amendment to 2020 Long-Term Incentive Plan.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 17, 2022	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer